                                                                     EXHIBIT 4.1





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                                TRUST AGREEMENT



                                    between


                            SLM FUNDING CORPORATION,
                                  as Depositor


                                      and


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                   not in its individual capacity but solely
                           as Eligible Lender Trustee





                          Dated as of October 1, 1996



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
                               TABLE OF CONTENTS



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                                            ARTICLE I

Section 1.1               Definitions and Usage . . . . . . . . . . . . . . . . . . . . . .      1

                                            ARTICLE II

SECTION 2.1               Creation of Trust; Name . . . . . . . . . . . . . . . . . . . . .      1
SECTION 2.2               Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1
SECTION 2.3               Purposes and Powers . . . . . . . . . . . . . . . . . . . . . . .      1
SECTION 2.4               Appointment of Eligible Lender Trustee  . . . . . . . . . . . . .      2
SECTION 2.5               Initial Capital Contribution of Trust Estate  . . . . . . . . . .      2
SECTION 2.6               Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . .      2
SECTION 2.7               Liability of the Certificateholders . . . . . . . . . . . . . . .      3
SECTION 2.8               Title to Trust Property . . . . . . . . . . . . . . . . . . . . .      4
SECTION 2.9               Representations and Warranties of the Depositor . . . . . . . . .      4
SECTION 2.10              Application of Trust Funds  . . . . . . . . . . . . . . . . . . .      5
SECTION 2.11              Required Net Worth  . . . . . . . . . . . . . . . . . . . . . . .      7

                                           ARTICLE III

SECTION 3.1               Initial Beneficial Ownership  . . . . . . . . . . . . . . . . . .      7
SECTION 3.2               The Trust Certificates  . . . . . . . . . . . . . . . . . . . . .      7
SECTION 3.3               Authentication of Trust Certificates  . . . . . . . . . . . . . .      8
SECTION 3.4               Registration of Transfer and Exchange
                          of Trust Certificates . . . . . . . . . . . . . . . . . . . . . .      8
SECTION 3.5               Mutilated, Destroyed, Lost or Stolen
                          Trust Certificates  . . . . . . . . . . . . . . . . . . . . . . .      9
SECTION 3.6               Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . .     10
SECTION 3.7               Access to List of Certificate holders'
                          Names and Addresses . . . . . . . . . . . . . . . . . . . . . . .     10
SECTION 3.8               Maintenance of Office or Agency . . . . . . . . . . . . . . . . .     11
SECTION 3.9               Appointment of Certificate Paying
                          Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     11
SECTION 3.10              Disposition by Depositor  . . . . . . . . . . . . . . . . . . . .     12
SECTION 3.11              Book-Entry Certificates . . . . . . . . . . . . . . . . . . . . .     12
SECTION 3.12              Notices to Clearing Agency  . . . . . . . . . . . . . . . . . . .     13
SECTION 3.13              Definitive Certificates . . . . . . . . . . . . . . . . . . . . .     13



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                                            ARTICLE IV

SECTION 4.1               Prior Notice to Certificateholders
                          With Respect to Certain Matters . . . . . . . . . . . . . . . . .     14
SECTION 4.2               Action by Certificateholders with
                          Respect to Certain Matters  . . . . . . . . . . . . . . . . . . .     15
SECTION 4.3               Action by Certificateholders with
                          Respect to Bankruptcy . . . . . . . . . . . . . . . . . . . . . .     15
SECTION 4.4               Restrictions on Certificateholders'
                          Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     15
SECTION 4.5               Majority Control  . . . . . . . . . . . . . . . . . . . . . . . .     16

                                            ARTICLE V

SECTION 5.1               Application of Trust Funds  . . . . . . . . . . . . . . . . . . .     16
SECTION 5.2               Method of Payment . . . . . . . . . . . . . . . . . . . . . . . .     17
SECTION 5.3               No Segregation of Moneys; No Interest . . . . . . . . . . . . . .     17
SECTION 5.4               Accounting and Reports to the Note-
                          holders, Certificateholders, the
                          Internal Revenue Service and Others . . . . . . . . . . . . . . .     18
SECTION 5.5               Signature on Returns; Tax Matters
                          Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     18
SECTION 5.6               Capital Accounts  . . . . . . . . . . . . . . . . . . . . . . . .     18

                                            ARTICLE VI

SECTION 6.1               General Authority . . . . . . . . . . . . . . . . . . . . . . . .     19
SECTION 6.2               General Duties  . . . . . . . . . . . . . . . . . . . . . . . . .     20
SECTION 6.3               Action upon Instruction . . . . . . . . . . . . . . . . . . . . .     21
SECTION 6.4               No Duties Except as Specified in
                          this Agreement or in Instructions . . . . . . . . . . . . . . . .     22
SECTION 6.5               No Action Except Under Specified
                          Documents or Instructions . . . . . . . . . . . . . . . . . . . .     22
SECTION 6.6               Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . .     22

                                           ARTICLE VII

SECTION 7.1               Acceptance of Trusts and Duties . . . . . . . . . . . . . . . . .     23
SECTION 7.2               Furnishing of Documents . . . . . . . . . . . . . . . . . . . . .     24
SECTION 7.3               Representations and Warranties  . . . . . . . . . . . . . . . . .     25
SECTION 7.4               Reliance; Advice of Counsel . . . . . . . . . . . . . . . . . . .     25
SECTION 7.5               Not Acting in Individual Capacity . . . . . . . . . . . . . . . .     26
SECTION 7.6               Eligible Lender Trustee Not Liable
                          for Trust Certificates or Trust
                          Student Loans . . . . . . . . . . . . . . . . . . . . . . . . . .     26
SECTION 7.7               Eligible Lender Trustee May Own
                          Trust Certificates and Notes  . . . . . . . . . . . . . . . . . .     27



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                                           ARTICLE VIII

SECTION 8.1               Eligible Lender Trustee's Fees and Expenses . . . . . . . . . . .     27
SECTION 8.2               Payments to the Eligible Lender
                          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
SECTION 8.3               Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28

                                            ARTICLE IX

SECTION 9.1               Termination of Trust Agreement  . . . . . . . . . . . . . . . . .     28
SECTION 9.2               Dissolution upon Insolvency of
                          the Depositor . . . . . . . . . . . . . . . . . . . . . . . . . .     29

                                            ARTICLE X

SECTION 10.1              Eligibility Requirements for Eligible Lender Trustee  . . . . . .     30
SECTION 10.2              Resignation or Removal of Eligible
                          Lender Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .     31
SECTION 10.3              Successor Eligible Lender Trustee . . . . . . . . . . . . . . . .     32
SECTION 10.4              Merger or Consolidation of Eligible
                          Lender Trustee  . . . . . . . . . . . . . . . . . . . . . . . . .     32
SECTION 10.5              Appointment of Co-Eligible Lender
                          Trustee or Separate Eligible Lender
                          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     33

                                            ARTICLE XI

SECTION 11.1              Supplements and Amendments  . . . . . . . . . . . . . . . . . . .     34
SECTION 11.2              No Legal Title to Trust Estate in
                          Certificateholders  . . . . . . . . . . . . . . . . . . . . . . .     35
SECTION 11.3              Limitations on Rights of Others . . . . . . . . . . . . . . . . .     36
SECTION 11.4              Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     36
SECTION 11.5              Severability  . . . . . . . . . . . . . . . . . . . . . . . . . .     36
SECTION 11.6              Separate Counterparts . . . . . . . . . . . . . . . . . . . . . .     37
SECTION 11.7              Successors and Assigns  . . . . . . . . . . . . . . . . . . . . .     37
SECTION 11.8              No Petition. . . . . . . . . . . . . .                                37
SECTION 11.9              No Recourse . . . . . . . . . . . . . . . . . . . . . . . . . . .     37
SECTION 11.10             Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     38
SECTION 11.11             Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . .     38


Exhibit A                 Form of Trust Certificate
Exhibit B                 Form of Certificate Depository Agreement

Annex 1 to Trust Agreement

         TRUST AGREEMENT dated as of October 1, 1996, between SLM FUNDING CORPORATION, a Delaware corporation, as Depositor, and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee.

         The Depositor and the Eligible Lender Trustee hereby agree as follows:


                                  ARTICLE I

                            Definitions and Usage

         Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.


                                   ARTICLE II

                                  Organization

         SECTION 2.1 Creation of Trust; Name. There is hereby created a Trust which shall be known as "SLM Student Loan Trust 1996-4", in which name the Eligible Lender Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued. The Trust shall constitute a business trust within the meaning of
Section 3801(a) of the Delaware Business Trust Act for which the Trustee has filed a certificate of trust with the Secretary of State of the State of Delaware pursuant to Section 3810(a) of the Delaware Business Trust Act.

         SECTION 2.2 Office. The office of the Trust shall be in care of the Eligible Lender Trustee at its Corporate Trust Office or at such other address as the Eligible Lender Trustee may designate by written notice to the Certificateholders and the Depositor.

         SECTION 2.3 Purposes and Powers. The purpose of the Trust is to engage in the following activities:

                 (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates in one or more transactions;

                 (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to fund the Reserve Account pursuant to

         Section 2.8 of the Administration Agreement and to purchase the Trust Student Loans pursuant to the Sale Agreement;

                 (iii) to Grant the Trust Estate to the Indenture Trustee pursuant to the Indenture, and to hold, manage and distribute to the Certificateholders pursuant to the terms of this Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                 (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                 (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                 (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the Certificateholders, the Noteholders and the others specified in
         Section 2.7 of the Administration Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

         SECTION 2.4 Appointment of Eligible Lender Trustee. The Depositor hereby appoints the Eligible Lender Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

         SECTION 2.5 Initial Capital Contribution of Trust Estate. The Depositor hereby sells, assigns, transfers, conveys and sets over to the Eligible Lender Trustee, as of the date hereof, the sum of $1.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor, as of the date hereof, of the foregoing contribution, which shall constitute the Initial Trust Estate and shall be deposited in the Collection Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender Trustee for any such expenses paid by the Eligible Lender Trustee.

         SECTION 2.6 Declaration of Trust. The Eligible Lender Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Certificateholders, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a business trust under Delaware law and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Trust Student Loans and other assets held by the Trust, the partners of the partnership being the Certificateholders (including the Depositor in its capacity as Certificateholder and as recipient of distributions from the Reserve Account), and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

         SECTION 2.7      Liability of the Certificateholders.

         (a) Notwithstanding the provisions of Section 3803 of the Delaware Business Trust Act, the Depositor shall be liable directly to and shall indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent that the assets of the Trust that would remain if all of the Notes were paid in full would not be sufficient to pay any such liabilities, or if such liabilities in fact are not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a beneficial owner of a Note in its capacity as a holder of limited recourse debt or to any Certificateholder. In addition, any third party creditors of the Trust (other than in connection with the obligations to Noteholders excepted above) shall be third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Trust Certificates described in Section 3.10, which shall be deemed to be a separate class of Trust Certificates from all other Trust Certificates issued by the Trust; provided that the rights and obligations evidenced by all Trust Certificates, regardless of class, except as provided in Section 3.10 and this Section, shall be identical.

         (b) No Certificateholder, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

         SECTION 2.8 Title to Trust Property. Legal title to all of the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that legal title to the Trust Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

         SECTION 2.9 Representations, Warranties, and Covenants of the Depositor. The Depositor hereby represents, warrants and covenants to the Eligible Lender Trustee as follows:

         (a) The Depositor is duly organized and validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         (b) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

         (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificates of incorporation or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

         (e) The Depositor agrees for the benefit of the Noteholders and of the Certificate Holders that it will comply with each of the requirements set forth in Article IX, X, and XII of its Certificate of Incorporation and with each of the undertakings set forth in Annex I hereto.

         SECTION 2.10     Application of Trust Funds.

         (a) Income and Loss Allocations. After giving effect to the special allocations set forth in subparagraph (b) of this
                 Section 2.10 and for purposes of maintaining Capital Accounts under Section 5.6, gross income items of the Trust for any Accrual Period as determined for Federal income tax purposes shall be allocated as follows:

                          (1) first, among the Certificateholders as of the close of business on the last day of such Accrual Period, in proportion to the Certificate Balance of the Certificates owned by them on such date, an amount of gross income up to the sum of (i) the portion of the Certificateholders' Return Distribution Amount and the Certificate Return Carryover, if any, for the related Distribution Date allocable to such Accrual Period, (ii) return on the excess, if any, of the Certificateholders' Return Distribution Amount for the preceding Distribution Date over the amount in respect of return on the Certificates that is actually distributed to Certificateholders on such preceding Distribution Date, to the extent permitted by law, at the Certificate Rate for such Accrual Period and (iii) the portion of the market discount on the Trust Student Loans accrued during such Accrual Period that is allocable to the excess, if any, of the initial aggregate principal amount of the Certificates over their initial aggregate issue price; and

                          (2)     the balance of Profits, if any, to the
                          Depositor.

                 If the items of gross income of the Trust for any month are insufficient for the allocations described in clause (1) above, subsequent items of gross income shall first be allocated to make up such shortfall before Profits are allocated as provided in clause (b). Loss of the Trust for any Accrual Period shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such Loss, and any remaining Loss shall be allocated among the Certificateholders as of the close of business on the last day of such Accrual Period in proportion to the Certificate Balance of Trust Certificates owned by them on such date. If any items of loss or deduction are allocated to Certificateholders and the Depositor subsequently determines that the economic loss to Certificateholders will be less than was expected at the time such allocations were made, additional items of gross income will be allocated to Certificateholders in subsequent periods to offset the excess allocations of losses and deductions to Certificateholders before any Profits are allocated to the Depositor as provided in clause (2) above.

         (b)     Special Allocations.

                          (1) In the event any Certificateholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation
                          Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of
                          Trust income and gain shall be specially allocated to such Certificateholder in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the deficit, if any, in the balance of the Capital Account of such Certificateholder as quickly as possible. This
                          Section 2.10(b) is intended to comply with the qualified income offset provision in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations.

                          (2) In the event the initial issue price of Certificates differs from their initial Certificate Balance, there shall be specially allocated to the Certificateholders the portion, if any, of the offset for premium (in the case the issue price of the Certificates exceeds the Certificate Balance) on the Trust Student Loans accruing for a calendar month that is attributable to such difference.

         (c) Liquidating Profit or Loss. Liquidating Profit or Loss shall be allocated, after all other adjustments are made to the Capital Accounts (including adjustments to reflect the Liquidating Distribution), as follows:

                          (1) First, among the Certificateholders in proportion to their ownership of the principal amount of Certificates, in an amount that would cause their Capital Account balances to equal zero (in the case of the Depositor, taking into account the Capital Account balance of the Depositor only to the extent it relates to Certificates owned by the Depositor); and

                          (2)     Any balance, to the Depositor.

         (d) Tax Allocations. For Federal income tax purposes, each item of income, gain, loss and deduction of the Trust shall be allocated among the Certificateholders and the Depositor in a manner consistent with the allocations set forth in this
                 Section 2.10, subject to the provisions of Section 704(c) of the Code. Notwithstanding anything to the contrary set forth in this Agreement, the Depositor is authorized to modify the allocations of this Section 2.10(d) and Sections 2.10(a), (b) and (c) if necessary or appropriate, in the Depositor's sole discretion, for the allocations to fairly reflect the economic gain, income or loss to the Depositor or the Certificateholders, or as otherwise required by the Code or the Treasury Regulations.

         SECTION 2.11 Required Net Worth. For so long as any Notes or Certificates shall remain outstanding, the Depositor shall take all actions necessary to maintain its net worth (exclusive of its interest in the Trust) equal to $2,635,000 or such other amount as satisfies the then existing Internal Revenue Service guidelines concerning the net worth requirements for general partners of partnerships, as set forth in Revenue Procedure 92-88 or successor pronouncements.

                                  ARTICLE III

                  Trust Certificates and Transfer of Interests

         SECTION 3.1 Initial Beneficial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.5 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

         SECTION 3.2 The Trust Certificates. The Trust Certificates shall be issued in denominations of $100,000 or in integral multiples of $1,000 in excess thereof. The Trust Certificates shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Eligible Lender Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

         SECTION 3.3 Authentication of Trust Certificates. Concurrently with the sale of the Trust Student Loans to the Trust pursuant to the Purchase Agreement, the Eligible Lender Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Eligible Lender Trustee or The Chase Manhattan Bank, as the Eligible Lender Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.4, 3.5 or 3.13 hereunder.

         SECTION 3.4 Registration of Transfer and Exchange of Trust Certificates. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.8, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Eligible Lender Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. The Chase Manhattan Bank shall be the initial Certificate Registrar.

         Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.8, the Eligible Lender Trustee shall execute, authenticate and deliver (or shall cause The Chase Manhattan Bank as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Eligible Lender Trustee or any authenticating agent. At the option of a Certificateholder, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.8.

         Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the Certificateholder or his attorney duly authorized in writing, with such signature guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Eligible Lender Trustee in accordance with its customary practice.

         No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

         The preceding provisions of this Section notwithstanding, the Eligible Lender Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of Trust Certificates for a period of 15 days preceding any Distribution Date with respect to the Trust Certificates.

         The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by (a) employee benefit plans (as defined in section 3(3) of ERISA) that are subject to the provisions of Title I of ERISA,
(b) plans described in section 4975(e)(1) of the Code, including individual retirement accounts described in Section 408(a) of the Code or Keogh plans, or
(c) entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each, a "Benefit Plan"). By accepting and holding a Trust Certificate or an interest therein, the Certificateholder thereof or Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan, is not purchasing Trust Certificates on behalf of a Benefit Plan and is not using assets of a Plan to purchase any Certificates.

         SECTION 3.5 Mutilated, Destroyed, Lost or Stolen Trust Certificates. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and (b) there shall be delivered to the Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them and the Trust harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Eligible Lender Trustee on behalf of the Trust shall execute and the Eligible Lender Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of like tenor and denomination. In connection with the issuance of any new Trust Certificate under this Section, the Eligible Lender Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

         SECTION 3.6 Persons Deemed Owners. Prior to due presentation of a Trust Certificate for registration of transfer, the Eligible Lender Trustee and the Certificate Registrar and any agent of either of them may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.1 and for all other purposes whatsoever, and neither the Eligible Lender Trustee, the Certificate Registrar nor any agent thereof shall be bound by any notice to the contrary.

         SECTION 3.7 Access to List of Certificateholders' Names and Addresses. The Eligible Lender Trustee shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Eligible Lender Trustee of a request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date. If three or more Certificateholders or one or more Certificateholders evidencing not less than 25% of the Certificate Balance apply in writing to the Eligible Lender Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Eligible Lender Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Certificateholders. Upon receipt of any such application, the Eligible Lender Trustee shall promptly notify the Depositor by providing a copy of such application and a copy of the list of Certificateholders produced in response thereto. Each Certificateholder, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Eligible Lender Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

         SECTION 3.8 Maintenance of Office or Agency. The Eligible Lender Trustee shall maintain in the Borough of Brooklyn, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Eligible Lender Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Eligible Lender Trustee initially designates 802 Delaware Avenue, Wilmington, Delaware, as its principal Corporate Trust Office. The Eligible Lender Trustee's New York office and its authenticating agent's office are located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Structured Finance Services. The Eligible Lender Trustee shall give prompt written notice to the Depositor and to the Certificateholders of any change in the location of the Certificate Register or any such office or agency.

         SECTION 3.9 Appointment of Certificate Paying Agent. The Certificate Paying Agent shall make distributions to Certificateholders from the amounts received from the Indenture Trustee out of the Trust Accounts pursuant to Section 5.1 and shall report the amounts of such distributions to the Eligible Lender Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Eligible Lender Trustee may revoke such power and remove the Certificate Paying Agent if the Eligible Lender Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Eligible Lender Trustee, and any co-paying agent chosen by the Eligible Lender Trustee and consented to by the Administrator (which consent shall not be unreasonably withheld). The Eligible Lender Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Eligible Lender Trustee. In the event that the Eligible Lender Trustee shall no longer be the Certificate Paying Agent, the Eligible Lender Trustee shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Eligible Lender Trustee shall give notice to the Rating Agencies of the appointment of a successor Paying Agent. The Eligible Lender Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Eligible Lender Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholder entitled thereto until such sums shall be paid to such Certificateholder. The Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee. The provisions of Sections 7.1, 7.3, 7.4, 7.5 and 8.1 shall apply to the Eligible Lender Trustee also in its role as Certificate Paying Agent, for so long as the Eligible Lender Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any copaying agent unless the context requires otherwise.

         SECTION 3.10 Disposition by Depositor. On and after the Closing Date, the Depositor shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Eligible Lender Trustee shall cause any Trust Certificate issued to the Depositor on the Closing Date (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS CERTIFICATE IS NONTRANSFERABLE". The right of the Depositor to receive the amounts payable to it in accordance with Sections 2.8D(D) and 2.8E of the Administration Agreement shall not be transferable or assignable by the Depositor.

         SECTION 3.11 Book-Entry Certificates. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; provided, however, that one Definitive Certificate (as defined below) may be issued to the Depositor pursuant to Section 3.10. Such Book-Entry Certificate or BookEntry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate owner (other than the Depositor) will receive a Definitive Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Certificates") have been issued to Certificate owners pursuant to Section 3.13:

                 (i) the provisions of this Section shall be in full force and effect;

                 (ii) the Certificate Registrar and the Eligible Lender Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole Certificateholder and shall have no obligation to the Certificate owners;

                 (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                 (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distribution in respect of the Certificate Balance and return on the Trust Certificates to such Clearing Agency Participants; and

                 (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of Certificateholders of Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Eligible Lender Trustee.

         SECTION 3.12 Notices to Clearing Agency. Whenever a notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Eligible Lender Trustee shall give all such notices and communications specified herein to be given to Certificateholders to the Clearing Agency, and shall have no obligations to the Certificate Owners.

         SECTION 3.13 Definitive Certificates. If (i) the Administrator advises the Eligible Lender Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Trust Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Eligible Lender Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or

(iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency (which shall then notify the Eligible Lender Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Eligible Lender Trustee shall cause the Clearing Agency to notify all Certificate Owners of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Eligible Lender Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Eligible Lender Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Eligible Lender Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Eligible Lender Trustee shall recognize the registered holders of the Definitive Certificates as Certificateholders. The Definitive Certificates shall, at the expense of the Depositor, be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Eligible Lender Trustee, as evidenced by its execution thereof.


                                   ARTICLE IV

                       Actions by Eligible Lender Trustee

         SECTION 4.1 Prior Notice to Certificateholders With Respect to Certain Matters. With respect to the following matters, the Eligible Lender Trustee shall not take action unless at least 30 days before the taking of such action, the Eligible Lender Trustee shall have notified the Certificateholders and each of the Rating Agencies in writing of the proposed action and the Certificateholders shall not have notified the Eligible Lender Trustee in writing prior to the 30th day after such notice is given that such Certificateholders have withheld consent or provided alternative direction:

         (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Trust Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Trust Student Loans);

         (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

         (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Certificateholders;

         (d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the Certificateholders; or

         (e) the appointment pursuant to the Administration Agreement of a successor Administrator, the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee, or the appointment pursuant to this Agreement of a successor Certificate Registrar or successor Certificate Paying Agent, or the consent to the assignment by the Administrator, the Note Registrar, the Paying Agent, the Indenture Trustee, the Certificate Registrar or the Certificate Paying Agent of its obligations under the Administration Agreement, the Indenture or this Agreement, as applicable.

         SECTION 4.2 Action by Certificateholders with Respect to Certain Matters. The Eligible Lender Trustee shall not have the power, except upon the written direction of the Certificateholders and except as expressly provided in the Basic Documents, to sell the Trust Student Loans after the termination of the Indenture.

         SECTION 4.3 Respect to Bankruptcy. The Eligible Lender Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all Certificateholders (other than the Depositor) and the delivery to the Eligible Lender Trustee by each such Certificateholder of a certificate certifying that such Certificateholder reasonably believes that the Trust is insolvent.

         SECTION 4.4 Restrictions on Certificateholders' Power. The Certificateholders shall not direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Eligible Lender Trustee under this Agreement or any of the other Basic Documents or would be contrary to Section 2.3 nor shall the

Eligible Lender Trustee be permitted to follow any such direction, if given.

         SECTION 4.5 Majority Control. Except as expressly provided herein, any action that may be taken by the Certificateholders under this Agreement may be taken by the Certificateholders of Trust Certificates evidencing a majority of the Certificate Balance. Except as expressly provided herein, any written notice of the Certificateholders delivered pursuant to this Agreement shall be effective if signed by Certificateholders of Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.

                                   ARTICLE V

                   Application of Trust Funds; Certain Duties

         SECTION 5.1      Application of Trust Funds.

         (a) On each Distribution Date, the Eligible Lender Trustee shall distribute to Certificateholders (i) the Certificateholders' Return Distribution Amount for such Distribution Date on a pro rata basis according to amounts payable in respect of Certificateholders' Return Distribution Amount, (ii) the Certificate Balance Distribution Amount for such Distribution Date, if any, on a pro rata basis according to amounts payable in respect of the Certificate Balance, and (iii) the Certificate Return Carryover for such Distribution Date, if any, on a pro rata basis according to amounts payable in respect of Certificate Return Carryover, as received from the Indenture Trustee pursuant to Sections 2.7 and 2.8 of the Administration Agreement on such Distribution Date.

         (b) On each Distribution Date, the Eligible Lender Trustee shall send to each Certificateholder the statement provided to the Eligible Lender Trustee by the Administrator pursuant to
                 Section 2.9 of the Administration Agreement on such Distribution Date.

         (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. The Eligible Lender Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the Certificateholders sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Eligible Lender

                 Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a Certificateholder shall be treated as cash distributed to such Certificateholder at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. The Eligible Lender Trustee shall withhold or cause to be withheld at the maximum applicable rate provided in section 1441, 1442 or 1446 of the Code with respect to all distributions made to persons that are not known to be U.S. Persons, within the meaning of the Code, unless it is otherwise determined in the opinion of counsel. In the event that a Certificateholder wishes to apply for a refund of any such withholding tax, the Eligible Lender Trustee shall reasonably cooperate with such Certificateholder in making such claim so long as such Certificateholder agrees to reimburse the Eligible Lender Trustee for any out-of-pocket expenses incurred.

         SECTION 5.2 Method of Payment. Subject to Section 9.1(c), distributions required to be made to Certificateholders on any Distribution Date shall be made to each Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date and such Certificateholder's Trust Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such Certificateholder at the address of such Certificateholder appearing in the Certificate Register; provided, however, that, unless Definitive Certificates have been issued pursuant to Section 3.13, with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on the Certificate Final Maturity Date or otherwise) shall be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Eligible Lender Trustee or such other location specified in writing to the Certificateholder thereof.

         SECTION 5.3      No Segregation of Moneys; No Interest.  Subject to
Section 5.1, moneys received by the Eligible Lender Trustee hereunder need not be segregated in any manner except to the extent required by law or the Administration Agreement and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

         SECTION 5.4 Accounting and Reports to the Noteholders, Certificateholders, the Internal Revenue Service and Others. The Eligible Lender Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver (or cause to be delivered) to each Certificateholder (and to each Person who was a Certificateholder at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1) to enable each such Certificateholder to prepare its Federal and state income tax returns, (c) file (or cause to be filed) such tax returns relating to the Trust (including a partnership information return, Internal Revenue Service Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect (or cause to be collected) any withholding tax as described in and in accordance with Section 5.1(c) with respect to income or distributions to Certificateholders. The Eligible Lender Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Trust Student Loans. The Eligible Lender Trustee shall not make the election provided under Section 754 of the Code. The Eligible Lender Trustee shall be entitled to hire an independent accounting firm to perform the functions described in this Section 5.4 the reasonable fees and expenses of which shall be paid by the Depositor.

         SECTION 5.5      Signature on Returns; Tax Matters Partner.

         (a) The Eligible Lender Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a Certificateholder to sign such documents, in which case such documents shall be signed by the Depositor.

         (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.

         SECTION 5.6 Capital Accounts. The Trust shall maintain accounts ("Capital Accounts") with respect to each Certificateholder (including the Depositor) in accordance with the following provisions:

         (a) Each Certificateholder's Capital Account shall be increased by the Capital Contributions (as defined below) of such Certificateholder, such Certificateholder's distributive share of gross income (and any Liquidating Profits) and any items in the nature of income or gain which are specially allocated to such Certificateholder pursuant to Section 2.10(b) of this Agreement.

         (b) Each Certificateholder's Capital Account shall be reduced by any amount distributed to such Certificateholder (including, in the case of the Depositor, any amount released or otherwise distributed to the Depositor from the Reserve Account under Sections 2.8D(D) and 2.8E of the Administration Agreement) and such Certificateholder's distributive share of Losses and deductions (and any Liquidating Loss), including any special allocation pursuant to Section 2.10(b).

         (c) In the event all or a portion of a Certificate is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it related to such Certificate or a portion thereof.

         (d) Notwithstanding the above, the Capital Accounts shall be adjusted in accordance with the provisions governing the economic rights of the Certificateholders, as set forth herein and in the Basic Documents.

         "Capital Contribution" means the amount of any cash and the fair market value of any property contributed to the Trust by a Certificateholder (including any amounts deemed to be contributed in connection with the original issuance of the Certificates), including, in the case of the Depositor, the fair market value of the Trust Student Loans deemed to be contributed by the Depositor to the Trust, taking into account the provisions of Section 707(a)(2)(B) of the Code and the Regulations thereunder. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Treasury Regulations and shall be interpreted in a manner consistent therewith.


                                   ARTICLE VI

                Authority and Duties of Eligible Lender Trustee

         SECTION 6.1 General Authority. The Eligible Lender Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $1,452,300,000. The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Trust Student Loans from the Depositor and (ii) to take all actions required pursuant to Section 3.2C of the Administration Agreement and otherwise follow the direction of and cooperate with the Servicer in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Trust Student Loans.

         In addition to the foregoing, the Eligible Lender Trustee is authorized to take all actions required of the Trust pursuant to the Basic Documents. The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

         SECTION 6.2 General Duties. It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the Certificateholders, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Eligible Lender Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform and act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Trust Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Trust Student Loans.

         SECTION 6.3      Action upon Instruction.

         (a)     [Reserved]

         (b) The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

         (c) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses and actions permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requiring instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the Certificateholders received, the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         (d) In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Certificateholders requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interest of the Certificateholders, and shall have no liability to any Person for such action or inaction.

         SECTION 6.4 No Duties Except as Specified in this Agreement or in Instructions. The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.3; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on any part of the Trust Estate that result from actions by, or claims against, Chase Manhattan Bank USA, National Association in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

         SECTION 6.5 No Action Except Under Specified Documents or Instructions. The Eligible Lender Trustee shall not otherwise deal with any part of the Trust Estate except (i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to Section 6.3.

         SECTION 6.6 Restrictions. The Eligible Lender Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.3 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The Certificateholders shall not direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.


                                  ARTICLE VII

                     Concerning the Eligible Lender Trustee

         SECTION 7.1 Acceptance of Trusts and Duties. The Eligible Lender Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.3 expressly made by the Eligible Lender Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         (a) the Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Eligible Lender Trustee;

         (b) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator or any Certificateholder;

         (c) no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

         (d) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

         (e) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Eligible Lender Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder or to any Certificateholder, other than as expressly provided for herein and in the other Basic Documents;

         (f) the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Depositor, the Indenture Trustee or the Servicer under any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Servicing Agreement; and

         (g) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Eligible Lender Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

         SECTION 7.2 Furnishing of Documents. The Eligible Lender Trustee shall furnish to the Certificateholders promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Eligible Lender Trustee under the Basic Documents. On each Distribution Date the Eligible Lender Trustee shall provide to each

Certificateholder of record as of the related Record Date the information provided by the Administrator to the Eligible Lender Trustee on the related Determination Date pursuant to Section 2.9 of the Administration Agreement.

         SECTION 7.3 Representations and Warranties. The Eligible Lender Trustee hereby represents and warrants to the Depositor, for the benefit of the Certificateholders, that:

         (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States and having an office located within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

         (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

         (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         (d) It is and will maintain its status as an "eligible lender" (as such term is defined in Section 435(d) of the Higher Education
                 Act) for purposes of holding legal title to the Trust Student Loans as contemplated by this Agreement and the other Basic Documents, it has a lender identification number with respect to the Trust Student Loans from the Department and has and will maintain in effect a Guarantee Agreement with each of the Guarantors with respect to the Trust Student Loans.

         SECTION 7.4      Reliance; Advice of Counsel.

         (a) The Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Eligible Lender Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

         (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care, and (ii) may consult with counsel and accountants to be selected with reasonable care and employed by it. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel or accountants and not contrary to this Agreement or any other Basic Document.

         SECTION 7.5 Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created Chase Manhattan Bank USA, National Association acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

         SECTION 7.6 Eligible Lender Trustee Not Liable for Trust Certificates or Trust Student Loans. The recitals contained herein and in the Trust Certificates (other than the signature of and authentication by the Eligible Lender Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Trust Certificates or any other Basic Document (other than the signature of and authentication by the Eligible Lender Trustee on the Trust Certificates) or the Notes, or of any Trust Student Loan or related documents. The Eligible Lender Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Eligible Lender Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, in respect of any Trust Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to Certificateholders under this Agreement or the Noteholders under the Indenture, including the existence and contents of any computer or other record of any Trust Student Loan; the validity of the assignment of any Trust Student Loan to the Eligible Lender Trustee on behalf of the Trust; the completeness of any Trust Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Trust Student Loan; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Eligible Lender Trustee.

         SECTION 7.7 Eligible Lender Trustee May Own Trust Certificates and Notes. The Eligible Lender Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not Eligible Lender Trustee.

                                  ARTICLE VIII

             Compensation and Indemnity of Eligible Lender Trustee

         SECTION 8.1 Eligible Lender Trustee's Fees and Expenses. The Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Eligible Lender Trustee, and the Eligible Lender Trustee shall be entitled to be reimbursed by the Depositor, to the extent provided in such separate agreement, for its other reasonable expenses (including the reasonable fees and expenses of counsel and independent accountants) hereunder.

         SECTION 8.2 Payments to the Eligible Lender Trustee. Any amounts paid to the Eligible Lender Trustee pursuant to Section 8.1 hereof or pursuant to Section 9 of the Sale Agreement, Section 4.2 of the Administration Agreement or Section 4.2 of the Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.

         SECTION 8.3 Indemnity. The Depositor shall cause the Administrator to indemnify the Eligible Lender Trustee in its individual capacity and any of its officer, directors, employees and agents as and to the extent provided for in Section 4.2 of the Administration Agreement.


                                   ARTICLE IX

                         Termination of Trust Agreement

         SECTION 9.1      Termination of Trust Agreement.

         (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the final distribution by the Eligible Lender Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Administration Agreement and Article V, and (ii) the time provided in Section 9.2. The bankruptcy, liquidation, dissolution, death or incapacity of any Certificateholder, other than the Depositor as described in Section 9.2, shall not (x) operate to terminate this Agreement or the Trust, nor
                 (y) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

         (b) Except as provided in Section 9.1(a), neither the Depositor nor any Certificateholder shall be entitled to revoke or terminate the Trust.

         (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the Certificateholders shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Eligible Lender Trustee by letter to Certificateholders mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to Section 6.1C of the Administration Agreement, stating (i) the Distribution

                 Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein specified. The Eligible Lender Trustee shall give such notice to the Certificate Registrar (if other than the Eligible Lender Trustee) and the Certificate Paying Agent at the time such notice is given to Certificateholders. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to Certificateholders amounts distributable on such Distribution Date pursuant to
                 Section 5.1.

         In the event that all the Certificateholders shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Eligible Lender Trustee shall give a second written notice to the remaining Certificateholders to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Eligible Lender Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Eligible Lender Trustee to the Depositor.

         Upon final distribution of any funds remaining in the Trust, the Eligible Lender Trustee shall file a certificate of cancellation of the Trust's certificate of trust pursuant to Section 3810(c) of the Delaware Business Trust Act.

         SECTION 9.2 Dissolution upon Insolvency of the Depositor. Notwithstanding the provisions of Section 3808 of the Delaware Business Trust Act, in the event that an Insolvency Event shall occur with respect to the Depositor, (x) the Trust created hereunder shall dissolve and (y) this Agreement shall be terminated in accordance with Section 9.1 90 days after the date of such Insolvency Event. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Indenture Trustee, the Eligible Lender Trustee and each Rating Agency written notice of such Insolvency Event, and (ii) the Eligible Lender Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholders and the Indenture Trustee, of the occurrence of such event and of the effect of such event under this Section 9.2; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.2. Upon a termination of the Trust pursuant to this Section, the Eligible Lender Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Administration Agreement.


                                   ARTICLE X

                     Successor Eligible Lender Trustees and
                      Additional Eligible Lender Trustees

         SECTION 10.1 Eligibility Requirements for Eligible Lender Trustee. The Eligible Lender Trustee shall at all times be a corporation or association
(i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Trust Student Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust Student Loans from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Trust Student Loans; (iii) having in effect Guarantee Agreements with each of the Guarantors; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities; (v) having its principal place of business in the State of Delaware and otherwise complying with Section 3807 of the Delaware Business Trust Act; and (vi) having (or having a parent which has) a rating in respect of its longterm senior unsecured debt of at least BBB-(or the equivalent) by each of the Rating Agencies (or which, if the long-term senior unsecured debt of such corporation or association is not rated by any Rating Agency, shall have provided to the Indenture Trustee written confirmation from such Rating Agency that the appointment of such corporation or association to serve as Eligible Lender Trustee will not result in and of itself in a reduction or withdrawal of the then current rating of any of the Notes or the Certificates). If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in
Section 10.2.

         SECTION 10.2 Resignation or Removal of Eligible Lender Trustee. The Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee meeting the eligibility requirements of Section 10.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

         If at any time the Eligible Lender Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of Section
10.1 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee. If the Administrator shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

         Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee pursuant to Section 10.3, payment of all fees and expenses owed to the outgoing Eligible Lender Trustee and the filing of a certificate of amendment to the Trust's certificate of trust pursuant to Section 3810(b) of the Delaware Business Trust Act. The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee and to each of the Rating Agencies.

         SECTION 10.3 Successor Eligible Lender Trustee. Any successor Eligible Lender Trustee appointed pursuant to Section 10.2 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee. The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

         No successor Eligible Lender Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.1.

         Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

         SECTION 10.4 Merger or Consolidation of Eligible Lender Trustee. Any corporation into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 10.1; and provided further that the Eligible Lender Trustee shall mail notice of such merger or consolidation to the Rating Agencies not less than 15 days prior to the effective date thereof.

         SECTION 10.5 Appointment of Co-Eligible Lender Trustee or Separate Eligible Lender Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.1, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv), (v) and (vi) of Section 10.1 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to
Section 10.3.

         Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

                 (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

                 (iii)  the Administrator and the Eligible   Lender Trustee
         acting jointly may at any time accept the resignation of or remove any separate trustee or cotrustee.

         Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee. Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

         Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI

                                 Miscellaneous

         SECTION 11.1 Supplements and Amendments. This Agreement may be amended by the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders.

         Promptly after the execution of any such amendment or consent, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 11.2 No Legal Title to Trust Estate in Certificateholders. The Certificateholders shall not have legal title to any part of the Trust Estate. The Certificateholders shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the Certificateholders to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

         SECTION 11.3 Limitations on Rights of Others. Except for Section 2.7, the provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Depositor, the Certificateholders, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders, and nothing in this Agreement (other than Section 2.7), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

         SECTION 11.4     Notices.

         (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee), if to the Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to SLM Funding Corporation, 777 Twin Creek Drive, Killeen, Texas 76543, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         (b) Any notice required or permitted to be given to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

         SECTION 11.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 11.6 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 11.7 Successors and Assigns. All covenants and agreements contained herein shall be binding upon to the benefit of, the Depositor and its successors, the Eligible Lender Trustee and its successors, each Certificateholder and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

         SECTION 11.8     No Petition.

         (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         (b) The Eligible Lender Trustee (not in its individual capacity but solely as Eligible Lender Trustee), by entering into this Agreement, each Certificateholder, by accepting a Trust Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

         SECTION 11.9 No Recourse. Each Certificateholder by accepting a Trust Certificate acknowledges that such Certificateholder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Depositor, the Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

         SECTION 11.10 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 11.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                           CHASE MANHATTAN BANK USA,
                                           NATIONAL ASSOCIATION, not in its
                                           individual capacity but solely as
                                           Eligible Lender Trustee,


                                           By /s/  John W. Mack
                                              ---------------------------------
                                              Name:       John W. Mack
                                              Title:  Second Vice President

                                           SLM FUNDING CORPORATION,
                                           Depositor,


                                           By /s/  Mark G. Overend
                                              ---------------------------------
                                              Name:       Mark G. Overend
                                              Title:  Treasurer and Controller

                                                                       EXHIBIT A
                                                          TO THE TRUST AGREEMENT

                          [FORM OF TRUST CERTIFICATE]

         Unless this Trust Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS TRUST CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

         NUMBER                                    $52,173,000
         R-1                                       CUSIP NO. 78442GAJ5


                         SLM STUDENT LOAN TRUST 1996-4

                 FLOATING RATE STUDENT LOAN-BACKED CERTIFICATE


         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of student loans sold to the Trust by SLM Funding Corporation.

         (This Trust Certificate does not represent an interest in or obligation of SLM Funding Corporation, the Servicer (as defined below), the Eligible Lender Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

         THIS CERTIFIES THAT Cede & Co. is the registered owner of $52,173,000 dollars non-assessable, fully-paid, fractional undivided interest in the SLM Student Loan Trust 1996-4 (the "Trust"), a trust formed under the laws of the State of Delaware by SLM Funding Corporation, a Delaware corporation (the "Depositor"). The Trust was created pursuant to a Trust Agreement dated as of October 1, 1996 (the "Trust Agreement"), between the Depositor and Chase Manhattan Bank USA, National

Association, a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Trust Agreement.

         This Certificate is one of the duly authorized Certificates designated as "Floating Rate Student Loan- Backed Certificates" (herein called the "Trust Certificates"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of student loans (the "Trust Student Loans"), all moneys paid thereunder on or after September 2, 1996, certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement, the Sale Agreement, the Purchase Agreement, the Administration Agreement and the Servicing Agreement and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes issued under the Indenture dated as of October 1, 1996, between the Trust and Bankers Trust Company, as Indenture Trustee, and designated as "Floating Rate Student Loan-Backed Notes" (the "Notes"), as set forth in the Trust Agreement, the Indenture and the Administration Agreement.

         Under the Trust Agreement, to the extent of funds available therefor, return on the Certificate Balance of this Trust Certificate at the Certificate Rate (as defined below) will be distributed on the 25th day of each January, April, July and October (or, if such 25th day is not a Business Day, the next succeeding Business Day) (each a "Distribution Date"), commencing on January 27, 1997, to the person in whose name this Trust Certificate is registered as of the close of business on the day immediately preceding the Distribution Date (such day the "Record Date"), in each case to the extent of such certificateholder's pro rata interest in the amount or amounts to be distributed to Certificateholders on such Distribution Date pursuant to the Administration Agreement.

         The Certificate Rate for each Accrual Period shall be equal to the lesser of (a) the weighted average of the T-Bill Rates within such Accrual Period plus 0.93% per annum and (b) the Student Loan Rate for such Accrual Period. The "Student Loan Rate" for any Accrual Period shall equal the product of (a) the quotient obtained by dividing (i) 365 (or 366 in the case of a leap year) by (ii) the actual number of days elapsed in such Accrual Period and (b) the percentage equivalent of a fraction, (i) the numerator of which is equal to Expected Interest Collections for the related Collection Period less the Primary Servicing Fee and the Administration Fee with respect to such Collection Period and (ii) the denominator of which is the Pool Balance as of the first day of such Collection Period.

         Each holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate from Available Funds and amounts on deposit in the Reserve Account are subordinated to the rights of the Noteholders as described in the Trust Agreement, the Indenture and the Administration Agreement.

         It is the intent of the Depositor, the Certificateholders and the Certificate Owners that, for purposes of Federal, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the Certificateholders (including the Depositor in its capacity as Certificateholder and as recipient of distributions from the Reserve Account) will be treated as partners in that partnership. The Depositor and the other Certificateholders by acceptance of a Trust Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Trust Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

         Each Certificateholder or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

         Distributions on this Trust Certificate will be made as provided in the Trust Agreement by the Eligible Lender Trustee by wire transfer or by check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Trust Certificate or the making of any notation hereon, except that with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency, unless Definitive Certificates have been issued (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Trust Certificate will be made after due notice by the Eligible Lender Trustee of the pendency of such distribution and only upon presentation and surrender of this Trust Certificate at the office or agency maintained for the purpose by the Eligible Lender Trustee in the Borough of Manhattan, The City of New York.

         Reference is hereby made to the further provisions of this Trust Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Administration Agreement or be valid for any purpose.

                 IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.


                                           SLM STUDENT LOAN TRUST 1996-4

                                           by CHASE MANHATTAN BANK USA,
                                           NATIONAL ASSOCIATION, not in its
                                           individual capacity but solely as
                                           Eligible Lender Trustee.


                                           by
                                              ---------------------------------
                                                   Authorized Signatory

Date:  October 3, 1996

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.


                                       CHASE MANHATTAN BANK USA, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity but solely as Eligible
                                       Lender Trustee,


                                       by
                                          --------------------------------
                                                      Authorized Signatory


                                       OR


                                       CHASE MANHATTAN BANK USA, NATIONAL
                                       ASSOCIATION, not in its individual
                                       capacity but solely as Eligible Lender
                                       Trustee,

                                       by
                                          --------------------------------
                                       as Authenticating Agent,



Date:  October 3, 1996

                         [REVERSE OF TRUST CERTIFICATE]


         The Trust Certificates do not represent an obligation of, or an interest in, the Depositor, Sallie Mae Servicing Corporation, as servicer (the "Servicer"), Student Loan Marketing Association, as administrator (the "Administrator"), the Eligible Lender Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Trust Student Loans, all as more specifically set forth in the Trust Agreement. A copy of each of the Trust Agreement, the Sale Agreement, the Purchase Agreement, the Administration Agreement, Servicing Agreement and the Indenture may be examined during normal business hours at the principal office of the Administrator, and at such other places, if any, designated by the Administrator, by any Certificateholder upon request.

         The Trust Agreement permits, with certain options therein provided, the amendment thereof and the certification of the rights and obligations of the Depositor and the rights of the Certificateholders under the Trust Agreement at any time by the Depositor and the Eligible Lender Trustee with the consent of the holders of the Notes and the Trust Certificates each voting as a class evidencing not less than a majority of the outstanding principal balance of the Notes and the Certificate Balance. Any such consent by the holder of this Trust Certificate shall be conclusive and binding on such holder and on all future holders of this Certificate and of any Trust Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Trust Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holders of any of the Trust Certificates.

         As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of the Trust Certificates are registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by Chase Manhattan Bank USA, National Association in its capacity as Certificate Registrar, or by any successor Certificate Registrar, in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Trust Certificates of authorized denominations evidencing the same aggregate interest in the Trust will be issued to the designated transferee.

         The Trust Certificates are issuable only as registered Trust Certificates without coupons in denominations of $100,000 or in integral multiples of $1,000 in excess thereof. As provided in the Trust Agreement and subject to certain limitations therein set forth, Trust Certificates are exchangeable for new Trust Certificates of authorized denominations evidencing the same aggregate denomination, as requested by the holder surrendering the same. No service charge will be made for any such registration of transfer or exchange, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

         The Eligible Lender Trustee, the Certificate Registrar and any agent of the Eligible Lender Trustee or the Certificate Registrar may treat the person in whose name this Trust Certificate is registered as the owner hereof for all purposes, and none of the Eligible Lender Trustee or the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

         The Trust Certificates (including any beneficial interests therein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a plan described in section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), including an individual retirement account described in Section 408(a) of the Code or a Keogh plan or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

         The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement, the Administration Agreement and the Indenture and the disposition of all property held as part of the Trust. The Depositor may at its option purchase the corpus of the Trust at a price specified in the Administration Agreement, and such purchase of the Trust Student Loans and other property of the Trust will effect early retirement of the Trust Certificates; however, such right of purchase is exercisable only on any Distribution Date on or after the date on which the Pool Balance is less than or equal to 10% of the Initial Pool Balance. Any Trust Student Loans remaining in the Trust as of the end of the Collection Period immediately preceding the Trust Auction Date will be offered for sale by the Indenture Trustee by auction in accordance with the procedure described in the Indenture.

         This Trust Certificate shall be construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                                   ASSIGNMENT


     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


--------------------------------------------------------------------------------
(Please print or type name and address, including postal zip code, of assignee)



--------------------------------------------------------------------------------
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing



                                                                        Attorney
------------------------------------------------------------------------
to transfer said Trust certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                              *
------------------------------
                                        Signature Guaranteed:

                              *
------------------------------


* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

                                                                       EXHIBIT B
                                                          TO THE TRUST AGREEMENT


                    FORM OF CERTIFICATE DEPOSITORY AGREEMENT

                                    ANNEX 1
                             TO THE TRUST AGREEMENT
                          DATED AS OF OCTOBER 1, 1996
                        BETWEEN SLM FUNDING CORPORATION,
                               AS DEPOSITOR, AND
                CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION,
                           AS ELIGIBLE LENDER TRUSTEE


         All defined terms are used herein as defined in the Trust Agreement referred to above.

         Existence. The Depositor will maintain its corporate existence and its good standing under the laws of the United States.

         Procedures Observed. The Depositor will observe all corporate procedures required by its Certificate of Incorporation, its by-laws and the corporation law of the State of Delaware.

         Management. The business and affairs of the Depositor will be managed by or under the direction of the Depositor's Board of Directors. The Depositor will at all times ensure that its Board of Directors duly authorizes all corporate actions requiring Board authorization. When necessary, the Depositor will obtain proper authorization from its stockholder for corporate action.
Its stockholder will not be actively involved in the day-to-day management of the Depositor except as contemplated by an arm's length management services contract.

         Records. The Depositor will maintain separate corporate records and books of account from those of its stockholder or any other affiliate of its stockholder. The Depositor will keep correct and complete books and records of account and minutes of the meetings and other proceedings of its stockholder and Board of Directors. The resolutions, agreements and other instruments underlying the transactions contemplated by the Trust Agreement will be continuously maintained as official records by the Depositor.

         Offices. The Depositor will have an address and telephone number distinguishable from those of its stockholder. To the extent the Depositor's office is located in the office of its stockholder or any affiliate of its stockholder, the Depositor will pay fair market rent for any such office space and a fair share of any material overhead costs.

         Identifiable Assets. Except in connection with the customary operation of such cash management system as its stockholder may from time to time in the ordinary course of business implement for itself and its consolidated subsidiaries (which cash management system will be operated such that all transfers of funds are properly documented and the respective assets and liabilities of the Depositor and its stockholder are ascertainable at all times), the Depositor's funds and other assets will be identifiable and will not be commingled with those of its stockholder or any other entity. The Depositor will maintain separate banking records and books of account from those of its stockholder or any other affiliate of its stockholder.

         Capitalization. The Depositor will not engage in any business for which its capitalization would not be adequate.

         Expenses. The Depositor will pay from its own funds and assets all obligations and indebtedness incurred by it and will provide for its own material operating expenses and liabilities from its own funds. General overhead and administrative expenses of its stockholder will not be charged or otherwise allocated to the Depositor (unless directly attributable to services provided to or for the account of the Depositor) and such expenses of the Depositor which are material will not be charged or otherwise allocated to its stockholder. Any organizational expenses of the Depositor and expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents paid by its stockholder will be charged back to the Depositor. Such expenses will be paid by the Depositor from amounts available to it as a result of the capital contributions made by its stockholder, from the yield earned by it on its Certificates, or from the retained portion of Deferred Payments made to it under the Sale Agreement.

         Conduct. The Depositor will conduct its business solely in its own name so as not to mislead others as to the identity of the Depositor. Without limiting the generality of the foregoing, all oral and written communications related to the Depositor, including without limitation letters, invoices, purchase orders, contracts, statements and applications, will be made solely in the name of the Depositor except for items pursuant to the Facilities and Services Agreement between the Depositor and its stockholder. The Depositor will utilize its own separate stationery.

         Intercompany Claims. The Depositor will not enter into any guarantees made by its stockholder with respect to obligations of the Depositor and the Depositor will make no guarantees with respect to obligations of its stockholder. There will be no intercompany debt or claims between the Depositor and its stockholder other than (i) the obligation of the Depositor to pay to its stockholder the Deferred Payment under the Purchase Agreement, (ii) the demand note of its stockholder contributed to the Depositor as part of the Depositor's capitalization, (iii) such intercompany claims as may arise in connection with the management services contract referred to above, including a cash management system for its stockholder and its consolidated subsidiaries as described above, and (iv) such amounts as may temporarily be carried in intercompany accounts relating to expenses incurred by its stockholder or its affiliates, to the extent the Depositor is properly obligated to reimburse its stockholder or any such affiliate for amounts allocable to the Depositor. The demand note referred to above will be properly documented on the books and records of the Depositor.

         Reliance by Others. The Depositor will act solely in its name and through its duly authorized officers or agents in the conduct of its businesses. The Depositor will not: (a) hold itself out as having agreed to pay or become liable for the debts of its stockholder; (b) fail to correct any known misrepresentation with respect to the foregoing; (c) operate or purport to operate as an integrated, single economic unit with respect to its stockholder or in its dealings with any other affiliated or unaffiliated entity; (d) seek or obtain credit or incur any obligation to any third party based upon the assets of its stockholder or any other affiliated or unaffiliated entity; or (e) induce any such third party to reasonably rely on the creditworthiness of its stockholder or any other affiliated or unaffiliated entity for the payment or performance of the Depositor.

         Arm's Length. The Depositor will maintain an arm's length relationship between the Depositor and its stockholder and between the Depositor and any affiliates of its stockholder.

         Disclosure of the Transactions. The annual financial statements of the Depositor will disclose the effects of the Transactions in accordance with generally accepted accounting principles. The transfer of the Loans by its stockholder to the Depositor pursuant to the Purchase Agreement will be treated as a purchase by the Depositor under generally accepted accounting principles. In particular, the financial statements of the Depositor will clearly indicate its existence separate from its stockholder and will reflect its separate assets and liabilities. None of such financial statements, nor any consolidated financial statements for its stockholder, will suggest in any way that the assets of the Depositor are available to pay the claims of creditors of its stockholder or any other entity. Any consolidated financial statements of its stockholder and its subsidiaries prepared for the benefit of third parties will disclose, through appropriate footnotes or otherwise, the separate corporate existence of the Depositor.

                            INTERIM TRUST AGREEMENT



                                    between


                            SLM FUNDING CORPORATION,
                                   as Seller


                                      and


                 CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION
                   not in its individual capacity but solely
                       as Interim Eligible Lender Trustee





                          Dated as of October 1, 1996

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----

                                                            ARTICLE I

                                             Definitions and Usage  . . . . . . . . . . . . . . . . . . .    1
                                             ---------------------

                                                            ARTICLE II

                                Appointment of Interim Eligible Lender Trustee  . . . . . . . . . . . . .    1
                                ----------------------------------------------

         SECTION 2.1  Appointment of Interim Eligible
                      -------------------------------
                      Lender Trustee . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
                      --------------
         SECTION 2.2  Declaration of Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      --------------------
         SECTION 2.3  Title to Interim Trust Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
                      ----------------------------


                                                           ARTICLE III

Representations and Warranties of the Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
--------------------------------------------


                                                            ARTICLE IV

                                     Authority and Duties of Interim Eligible Lender Trustee
                                     -------------------------------------------------------

         SECTION 4.1  General Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      -----------------
         SECTION 4.2  General Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      --------------
         SECTION 4.3  No Duties Except as Specified in this
                      -------------------------------------
                      Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
                      ---------
         SECTION 4.4  No Action Except Under Specified
                      --------------------------------
                      Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                      ---------
         SECTION 4.5  Restrictions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                      ------------

                                                            ARTICLE V

                                          Concerning the Interim Eligible Lender Trustee
                                          ----------------------------------------------

         SECTION 5.1  Acceptance of Trust and Duties  . . . . . . . . . . . . . . . . . . . . . . . . . .    4
                      ------------------------------
         SECTION 5.2  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . .    5
                      ------------------------------
         SECTION 5.3  Not Acting in Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . .    6
                      ---------------------------------
         SECTION 5.4  Interim Eligible Lender Trustee
                      -------------------------------
                      Not Liable for the Interim Trust Loans  . . . . . . . . . . . . . . . . . . . . . .    6
                      --------------------------------------

                                                            ARTICLE VI

                                Compensation of Interim Eligible Lender Trustee . . . . . . . . . . . . .    6
                                -----------------------------------------------

                                                           ARTICLE VII

                                    Termination of Interim Trust Agreement  . . . . . . . . . . . . . . .    6
                                    --------------------------------------


                                                           ARTICLE VIII

                                  Successor Interim Eligible Lender Trustees  . . . . . . . . . . . . . .    7
                                  ------------------------------------------

         SECTION 8.1  Eligibility Requirements for Interim
                      ------------------------------------
                       Eligible Lender Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                       -----------------------
         SECTION 8.2  Resignation or Removal of Interim
                      ---------------------------------
                       Eligible Lender Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
                       -----------------------
         SECTION 8.3  Successor Interim Eligible Lender
                      ---------------------------------
                       Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                       -------
         SECTION 8.4  Merger or Consolidation of Interim
                      ----------------------------------
                       Eligible Lender Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
                       -----------------------


                                                            ARTICLE IX

                                                          Miscellaneous
                                                          -------------
         SECTION 9.1  Supplements and Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
                      --------------------------
         SECTION 9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                      -------
         SECTION 9.3  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                      ------------
         SECTION 9.4  Separate Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                      ---------------------
         SECTION 9.5  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                      ----------------------
         SECTION 9.6  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                      --------
         SECTION 9.7  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                      -------------

         INTERIM TRUST AGREEMENT dated as of October 1, 1996, between SLM FUNDING CORPORATION, a Delaware corporation (the "Seller") and CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity but solely as Interim Eligible Lender Trustee (the "Interim Eligible Lender Trustee").

         WHEREAS, the Seller is a special purpose corporation established for the purpose of purchasing Loans from the Student Loan Marketing Association for immediate resale to special purpose trusts established for the purpose of financing the purchase of such Loans; and

         WHEREAS, the Seller has entered into the Purchase Agreement with the Student Loan Marketing Association and the Sale Agreement with SLM Student Loan Trust 1996-4 for the purpose of effecting such a purchase and resale; and

         WHEREAS, the Seller is not an "eligible lender" within the meaning of
Section 435(d) of the Higher Education Act for the purpose of holding legal title to the Loans to be purchased under the Purchase Agreement and any Trust Student Loans required to be repurchased from the Trust pursuant to the Sale Agreement;

         WHEREAS, the Interim Eligible Lender Trustee is an "eligible lender" within the meaning of Section 435(d) of the Higher Education Act and is willing to hold legal title to such Loans and any such Trust Student Loans (collectively, the "Interim Trust Loans") on behalf and for the benefit of the Seller;

         NOW, THEREFORE, the Seller and the Interim Eligible Lender Trustee hereby agree as follows:


                                   ARTICLE I

                             Definitions and Usage

         Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.


                                   ARTICLE II

                 Appointment of Interim Eligible Lender Trustee

         SECTION 2.1 Appointment of Interim Eligible Lender Trustee. The Seller hereby appoints the Interim Eligible Lender Trustee, effective as of the date hereof, as trustee, to have all the rights, powers and duties set forth herein, cluding, without limitation:

          a. to hold legal title to the Interim Trust Loans on behalf and for the benefit of the Seller;

          b. to enter into and perform its obligations as the Interim Eligible Lender Trustee under the Purchase Agreement, the Sale Agreement and this Agreement; and

          c. to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

          SECTION 2.2 Declaration of Trust. The Interim Eligible Lender Trustee hereby declares that it will hold the Interim Trust Loans in trust upon and subject to the conditions set forth herein for the use and benefit of the Seller, subject to the obligations of the Interim Eligible Lender Trustee under the Purchase Agreement and the Sale Agreement. Effective as of the date hereof, the Interim Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of this Agreement.

          SECTION 2.3 Title to Interim Trust Loans. Legal title to all of the Interim Trust Loans shall be vested at all times in the Interim Eligible Lender Trustee on behalf and for the benefit of the Seller.


                                  ARTICLE III

                  Representations and Warranties of the Seller

         The Seller hereby represents and warrants to the Interim Eligible Lender Trustee that:

         1. The Seller is duly organized and validly existing as a Delaware corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

         2. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

         3. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally and subject to general principles of equity.

         4. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than other than as contemplated by the Basic Documents); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.


                                   ARTICLE IV

            Authority and Duties of Interim Eligible Lender Trustee

         SECTION 4.1 General Authority. The Interim Eligible Lender Trustee is authorized and directed to execute and deliver the Purchase Agreement, the Sale Agreement and this Agreement and each certificate or other document attached as an exhibit to or contemplated by such agreements, in each case, in such form as the Seller shall approve as evidenced conclusively by the Interim Eligible Lender Trustee's execution thereof. The Interim Eligible Lender Trustee is also authorized and directed on behalf and for the benefit of the Seller to acquire and hold legal title to the Interim Trust Loans and to take all actions required of the Interim Eligible Lender Trustee pursuant to the Purchase Agreement, the Sale Agreement and this Agreement.

         SECTION 4.2 General Duties. It shall be the duty of the Interim Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities as the Interim Eligible Lender Trustee pursuant to the terms of the Purchase Agreement, the Sale Agreement and this Agreement.

         SECTION 4.3 No Duties Except as Specified in this Agreement. The Interim Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Interim Trust Loans, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Interim Eligible Lender Trustee is a party, except as expressly provided by the terms of the Purchase Agreement, the Sale Agreement or this Agreement; and no implied duties or obligations shall be read into this Agreement, the Purchase Agreement or the Sale Agreement against the Interim Eligible Lender Trustee.

         SECTION 4.4 No Action Except Under Specified Documents. The Interim Eligible Lender Trustee shall not otherwise deal with the Interim Trust Loans except in accordance with the powers granted to and the authority conferred upon the Interim Eligible Lender Trustee pursuant to this Agreement, the Purchase Agreement and the Sale Agreement.

         SECTION 4.5 Restrictions. The Interim Eligible Lender Trustee shall not take any action that is inconsistent with the purposes of the Trust set forth in the Basic Documents.


                                   ARTICLE V

                 Concerning the Interim Eligible Lender Trustee

         SECTION 5.1 Acceptance of Trust and Duties. The Interim Eligible Lender Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to such trust but only upon the terms of this Agreement. The Interim Eligible Lender Trustee shall not be answerable or accountable hereunder or under the Purchase Agreement or the Sale Agreement under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 5.2 expressly made by the Interim Eligible Lender Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

         1. the Interim Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Interim Eligible Lender Trustee;

         2. no provision of this Agreement, the Purchase Agreement or the Sale Agreement shall require the Interim Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under the Purchase Agreement or the Sale Agreement, if the Interim Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it; and

         3. the Interim Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Seller or for the form, character, genuineness, sufficiency, value or validity of any of the Interim Trust Loans or for or in respect of the validity or sufficiency of the Purchase Agreement or the Sale Agreement.

         SECTION 5.2 Representations and Warranties. The Interim Eligible Lender Trustee hereby represents and warrants to the Seller that:

         1. It is a national banking association duly organized and validly existing in good standing under the laws of the United States and having an office located within the State of Delaware. It has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, the Sale Agreement and this Agreement.

         2. It has taken all corporate action necessary to authorize the execution and delivery by it of the Purchase Agreement, the Sale Agreement and this Agreement, and the Purchase Agreement, the Sale Agreement and this Agreement have been executed and delivered by one of its officers who is duly authorized to execute and deliver the same on its behalf.

         3. Neither the execution nor the delivery by it of the Purchase Agreement, the Sale Agreement or this Agreement, nor the consummation by it of the transactions contemplated thereby or hereby nor compliance by it with any of the terms or provisions thereof or hereof will contravene any Federal or Delaware state law, governmental rule or regulation governing the banking or trust powers of the Interim Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

         4. It is and will maintain its status as an "eligible lender" (as such term is defined in Section 435(d) of the Higher Education
                 Act) for purposes of holding legal title to the Interim Trust Loans as contemplated by this Agreement, the Purchase Agreement and the Sale Agreement.

         SECTION 5.3 Not Acting in Individual Capacity. Except as provided in this Article V, in accepting the trust hereby created, Chase Manhattan Bank USA, National Association, acts solely as Interim Eligible Lender Trustee hereunder and not in its individual capacity.

         SECTION 5.4 Interim Eligible Lender Trustee Not Liable for the Interim Trust Loans. The Interim Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Purchase Agreement or the Sale Agreement, or of any Interim Trust Loan or related documents. The Interim Eligible Lender Trustee shall at no time have any responsibility for or with respect to the sufficiency of the Interim Trust Loans; the validity or completeness of the assignment to the Interim Eligible Lender Trustee of legal title to any Interim Trust Loan on behalf and for the benefit of the Seller; the performance or enforcement (except as expressly set forth in the Purchase Agreement or the Sale Agreement) of any Interim Trust Loan; the compliance by the Seller or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any subservicer taken in the name of the Interim Eligible Lender Trustee.


                                   ARTICLE VI

                Compensation of Interim Eligible Lender Trustee

         The Interim Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Seller and the Interim Eligible Lender Trustee, and the Interim Eligible Lender Trustee shall be entitled to be reimbursed by the Seller, to the extent provided in such separate agreement, for its other reasonable expenses hereunder.


                                  ARTICLE VII

                     Termination of Interim Trust Agreement

         This Agreement (other than Article VI) and the trust created hereby shall terminate and be of no further force or effect upon the earlier of (i) the termination of the Trust puruant to Section 9.1 of the Trust Agreement and
(ii) the expiration of 21 years from the death of the last survivor of the descendants of

Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.


                                  ARTICLE VIII

                   Successor Interim Eligible Lender Trustees

         SECTION 8.1 Eligibility Requirements for Interim Eligible Lender Trustee. The Interim Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act for purposes of holding legal title to the Interim Trust Loans on behalf and for the benefit of the Seller, with a valid lender identification number with respect to the Interim Trust Loans from the Department; and (ii) being authorized to exercise corporate trust powers and hold legal title to the Interim Trust Loans. In case at any time the Interim Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Interim Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in
Section 8.2.

         SECTION 8.2 Resignation or Removal of Interim Eligible Lender Trustee. The Interim Eligible Lender Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Seller. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Interim Eligible Lender Trustee meeting the eligibility requirements of Section 8.1 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Interim Eligible Lender Trustee and one copy to the successor Interim Eligible Lender Trustee. If no successor Interim Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Interim Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Interim Eligible Lender Trustee; provided, however, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Interim Eligible Lender Trustee from any obligations otherwise imposed on it under this Agreement, the Purchase Agreement or the Sale Agreement until such successor has in fact assumed such appointment.

         If at any time the Interim Eligible Lender Trustee shall cease to be or shall be likely to cease to be eligible in accordance with the provisions of
Section 8.1 and shall fail toresign after written request therefor by the Seller, then the Seller may remove the Interim Eligible Lender Trustee. If the Seller shall remove the Interim Eligible Lender Trustee under the authority of the immediately preceding sentence, the Seller shall promptly appoint a successor Interim Eligible Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Interim Eligible Lender Trustee so removed and one copy to the successor Interim Eligible Lender Trustee together with payment of all fees owed to the outgoing Interim Eligible Lender Trustee.

         Any resignation or removal of the Interim Eligible Lender Trustee and appointment of a successor Interim Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Interim Eligible Lender Trustee pursuant to
Section 8.3 and payment of all fees and expenses owed to the outgoing Interim Eligible Lender Trustee.

         SECTION 8.3 Successor Interim Eligible Lender Trustee. Any successor Interim Eligible Lender Trustee appointed pursuant to Section 8.2 shall execute, acknowledge and deliver to the Seller and to its predecessor Interim Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Interim Eligible Lender Trustee shall become effective and such successor Interim Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Interim Eligible Lender Trustee. The predecessor Interim Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Interim Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Interim Eligible Lender Trustee any lender identification number obtained from the Department with respect to the Interim Trust Loans; and the Seller and the predecessor Interim Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Interim Eligible Lender Trustee all such rights, powers, duties and obligations.

         No successor Interim Eligible Lender Trustee shall accept such appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 8.1.

         SECTION 8.4 Merger or Consolidation of Interim Eligible Lender Trustee. Any corporation into which the Interim Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Interim Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Interim Eligible Lender Trustee, shall, without the execution or filing





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
of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Interim Eligible Lender Trustee hereunder; provided that such corporation shall be eligible pursuant to Section 8.1.


                                   ARTICLE IX

                                 Miscellaneous

         SECTION 9.1 Supplements and Amendments. This Agreement may be amended by the Seller and the Interim Eligible Lender Trustee, with prior written notice to the Rating Agencies, without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or Certificateholder.

         This Agreement may also be amended from time to time by the Seller and the Interim Eligible Lender Trustee, with prior written notice to the Rating Agencies, with the consent of (i) the Noteholders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and (ii) the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Trust Student Loans or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholders or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balance required to consent to any such amendment, without the consent of all the outstanding Noteholders and Certificateholders.

         Promptly after the execution of any such amendment or consent, the Interim Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies.

         It shall not be necessary for the consent of Certificateholders, the Noteholders or the Indenture Trustee





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
pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Certificateholders provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Interim Eligible Lender Trustee may prescribe.

         Prior to the execution of any amendment to this Agreement, the Interim Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Interim Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Interim Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

         SECTION 9.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Interim Eligible Lender Trustee shall be deemed given only upon actual receipt by the Interim Eligible Lender Trustee), if to the Interim Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Seller, addressed to SLM Funding Corporation, 777 Twin Creek Drive, Killeen, Texas 76543, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

         SECTION 9.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 9.4 Separate Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 9.5 Successors and Assigns. All covenants and agreements contained herein shall be binding upon and to the benefit of, the Seller and its successors and the Interim Eligible Lender Trustee and its successors, all as herein provided.





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
         SECTION 9.6 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.





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
         IN WITNESS WHEREOF, the parties hereto have caused this Interim Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                       CHASE MANHATTAN BANK USA,
                                       NATIONAL ASSOCIATION, not in its
                                       individual capacity but solely as
                                       Interim Eligible Lender Trustee,


                                       By /s/  John W. Mack
                                          -----------------------------------
                                          Name:       John W. Mack
                                          Title:  Second Vice President




                                       SLM FUNDING CORPORATION,
                                       Seller,


                                       By /s/  Mark G. Overend
                                          -----------------------------------
                                          Name:       Mark G. Overend
                                          Title:  Treasurer and Controller





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